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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported) February 16, 1999
                                                      --------------------------


                     THE AEGIS CONSUMER FUNDING GROUP, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                    (State of Incorporation or Organization)


              0-25714                                    22-3008867
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         (Commission File No.)             (I.R.S. Employer Indentification No.)


200 North Cobb Parkway, Suite 428, Marietta, Georgia                30062
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   (Address of Principal Executive Offices)                       (Zip Code)


                                 (770) 281-7000
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         (a) On February 16, 1999, the management of The Aegis Consumer Funding Group, Inc. (The "Company") was informed by the parties of the execution of a Stock Purchase Agreement dated as of February 9, 1999 (the "Agreement"), among Prairie Boy's Investments, Inc., a Florida corporation (the "Purchaser"), III Global Ltd., a Cayman Island limited liability company ("Global") and III Fund Ltd., a Cayman Island limited liability company ("Fund", and together with Global, the "Sellers"). A copy of the Agreement is attached as Exhibit 10.1 and incorporated herein by reference. Pursuant to the terms of the Agreement, the Sellers sold to the Purchaser an aggregate of 13,135,987 shares of the Company's common stock, par value $.01 per share (the "Common Stock") and an aggregate of 12 shares of the Company's Series C Preferred Stock, par value $.10 per share (the "Preferred Stock").

         As consideration for the shares of Common Stock and Preferred stock purchased by it, the Purchaser delivered to the Sellers promissory notes (the "Notes") in the amounts of $1,892,753.40 and $1,496,376.60 in favor of Fund and Global, respectively. As of February 19, 1999, the shares of Preferred Stock held by the Purchaser were convertible into 6,058,917.96 shares of Common Stock. Accordingly, as a result of the Agreement, the Purchaser can be deemed to be the beneficial owner of 53% of the Common Stock, and a "change in control" of the Company has been effected. For additional information concerning certain related events, see "Item 5 -- Other Events."

         To secure the Purchaser's payment obligations under the Notes, the Purchaser and Sellers have entered into a Pledge Agreement, dated as of February 9, 1999, pursuant to


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which the Purchaser has pledged to the Seller the shares of Common Stock and
Preferred Stock purchased by it under the Agreement.

         (b) Except as set forth in this Current Report on Form 8-K, the Company is not aware of any other arrangement which may at a subsequent date result in a change in control of the Company.

         The information set forth in this Item 1 is based solely on the information contained in that certain Stock Purchase Agreement.

ITEM 5.  OTHER EVENTS.

         (a) Resignations. Effective February 18, 1999, Robert Fasulo and Warren Mosler resigned as directors of the Company, leaving Matthew Burns as the sole director of the Company. In anticipation of such resignations, the Board of Directors passed resolutions reducing the size of the Board of Directors to a single director.

         At a meeting of the Board of Directors held on February 23, 1999, Mr. Burns appointed Donald E. Bender, an individual with 15 years of experience in the sub-prime automotive finance industry, to serve as Director and Chairman of the Board of the Company. Effective the same day, Mr. burns resigned from all positions held by him with the Company, its subsidiaries and affiliates, including as Chief Executive Officer, President and Director of the Company.

         (b) Release of Recourse. In connection with the transactions described above and pursuant to a Confirmation Agreement dated as of February 9, 1999, III Finance Ltd. has agreed to release the Company from any claim over and above the pre-existing receivables-related collateral under the various loan agreements with III Finance Ltd.

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However, pursuant to the terms of such agreement, such waiver of recourse may be extinguished in the event that the Purchaser defaults in its payment obligations under the Notes. See the Confirmation Agreement annexed hereto as Exhibit 10.2 and incorporated herein by reference.

         (c) Management Agreement. On February 23, 1999, the Company executed a Management Agreement with Purchaser, the Company's largest shareholder, granting Purchaser the authority to manage the day-to-day operations of the Company in conjunction with executive management and subject to the oversight and direction of the Company's Board of Directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits:

                  10.1. Stock Purchase Agreement dated as of February 9, 1999 among Sellers and Purchaser

                  10.2. Confirmation Agreement dated as of February 9, 1999 among the Company and III Finance Ltd.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       THE AEGIS CONSUMER FUNDING GROUP, INC.


Date:  March 5, 1999                   By:  /s/  Donald E. Bender
                                            ------------------------------------
                                            Donald E. Bender
                                            Chairman of the Board





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                                  EXHIBIT INDEX

No.               Description
---               -----------
10.1              Stock Purchase Agreement dated as of February 9, 1999, among
                  Sellers and Purchaser

10.2              Confirmation Agreement dated as of February 9, 1999, among the
                  Company and III Finance Ltd.




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